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                                                                    EXHIBIT 12.1

                          PROVINCE HEALTHCARE COMPANY
        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                              Year Ended
                                                              December 31,
                                           ---------------------------------------------------
                                            1997       1998       1999       2000       2001
                                           -------    -------    -------    -------    -------
Earnings
  Income from continuing
    operations before provision
    for income taxes and
    extraordinary item                     $ 7,725    $17,934    $25,649    $34,675    $56,738
  Interest and amortization of
    deferred finance costs                   8,121     10,555     13,901     16,657     12,090
  Implicit rental interest expense           1,369      1,618      2,016      2,006      2,412
                                           -------    -------    -------    -------    -------
Total earnings                              17,215     30,107     41,566     53,338     71,240
                                           -------    -------    -------    -------    -------

Fixed Charges
  Interest and amortization of deferred
    finance costs                            8,121     10,555     13,901     16,657     12,090
  Capitalized interest                         223        288        410      1,036      1,348
  Implicit rental interest expense           1,369      1,618      2,016      2,006      2,412
                                           -------    -------    -------    -------    -------
Total fixed charges                        $ 9,713    $12,461    $16,327    $19,699    $15,850
                                           -------    -------    -------    -------    -------
Ratio of earnings to fixed charges            1.77       2.42       2.55       2.71       4.49
                                           =======    =======    =======    =======    =======
